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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of Earliest Event Reported): May 28, 2002



                          GENESIS HEALTH VENTURES, INC.
             (Exact name of registrant as specified in its charter)


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
        Pennsylvania                        0-33217                   06-1132947
----------------------------       ------------------------       -------------------
(State or other jurisdiction       (Commission File Number)        (I.R.S. Employer
     of incorporation)                                            Identification No.)


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            101 East State Street, Kennett Square, Pennsylvania 19348
                (Address of principal executive offices/Zip Code)

Registrant's telephone number, including area code:  (610) 444-6350

Former name, former address, and former fiscal year, if changed since last report: N/A
         ---


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Item 5.  OTHER EVENTS

         On May 28, 2002, Genesis Health Ventures, Inc. (the "Company") announced that Michael R. Walker resigned as Chief Executive Officer of the Company. The Company's Board of Directors appointed Robert H. Fish as interim Chief Executive Officer.

         On June 21, 2002, the Company announced that David C. Barr resigned as our Vice Chairman. Mr. Barr will continue with the Company as a consultant.

         The Company will take a charge of approximately $13 million in its fiscal quarter ended June 30, 2002 relating to the transition agreement with Mr. Walker and the transition agreement with Mr. Barr.

Item 7.  FINANCIAL STATEMENT, PRO FORMA, FINANCIAL STATEMENTS
         AND EXHIBITS

         C.       Exhibits

                  10.1 Transition Agreement by and between Genesis Health Ventures, Inc. and Michael R. Walker dated as of May 28, 2002.

                  10.2 Transition Agreement by and between Genesis Health Ventures, Inc. and David C. Barr dated as of June 18, 2002.

                  99.1 Press Release of Genesis Health Ventures, Inc. dated May 28, 2002.

                  99.2 Press Release of Genesis Health Ventures, Inc. dated June 21, 2002.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, GENESIS HEALTH VENTURES, INC., Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          GENESIS HEALTH VENTURES, INC.



Date:  June 28, 2002                      By:      /s/ George V. Hager, Jr.
                                                   --------------------------
                                                   George V. Hager, Jr.
                                                   Executive Vice President and
                                                   Chief Financial Officer